Exhibit 10.15

Amended and Restated
DC SERP for Designated
executives of Domtar Personal Care

As in effect on March 31, 2014, amended and restated as of November 1, 2016 and further on January 1, 2019

Table of Contents

1.	Introduction1
2.	Definitions1
3.	Retirement5
4.	Non-Vested Termination of Employment5
5.	Vested Termination6
6.	Death6
7.	Disability6
8.	Administration6
9.	Funding6
10.	Non-Alienation of Benefits7
11.	Conflicts or Inconsistencies7
12.	Amendments7
13.	General Provisions7

Appendix

1.	Introduction
1.1	The present document constitutes the DC SERP for Designated Executives of Domtar Personal Care, hereinafter called the “Personal Care DC SERP”.
1.2

The purpose of the Personal Care DC SERP is to provide designated executives of the Company with additional retirement benefits in excess of those that may be payable in accordance with the provisions of the Base U.S. Savings Plans, as defined below.

1.3	On November 1, 2016, the Personal Care DC SERP was amended and restated in order to adopt claims procedures.
1.4	On January 1, 2019, the Personal Care DC SERP is being amended and restated in order to reflect changes in the record-keeping arrangement and in the definition of Notional Return.
2.	Definitions
2.1

Annual Contribution Credit: for a given calendar year, the excess, if any, of the percentage, as set in Appendix “A”, of the Member’s Earnings, over the Company’s contribution to the Base U.S. Savings Plan in respect of the period of the calendar year as a Member of the Personal Care DC SERP. For the purposes of this paragraph, a Member is assumed to contribute to the Base U.S. Savings Plan such amount that would result in the maximum Company contribution.

In any given calendar year, the aggregate of the Annual Contribution Credit and the Annual Contributions Credit received under the DC SERP for Designated Executives of Domtar combined with the aggregate contributions and pension credits received under the base plans of the DC SERP for Designated Executives of Domtar, if any, and the Base U.S. Savings Plan shall not exceed the percentage, as set in the Appendix “A”, of the Member’s Earnings.

Annual Contribution Credits are credited by the Company to the Personal Care DC SERP Notional Account at the end of the calendar year for which they have been determined, or upon Separation from Service if earlier.

Annual Contribution Credits are invested in the Notional Investment Options in accordance with Section 2.11.

2.2

Base U.S. Savings Plan: the Domtar U.S. Salaried 401(k) Plan and the Domtar Personal Care 401(k) Plan, as may be amended from time to time, for the period of service as a Member of the Personal Care DC SERP.

DC SERP for Designated Executives of Domtar Personal Care
As in effect on March 31, 2014, amended and restated November 1, 2016, and further on January 1, 2019

2.3	Board: the Board of Directors of Domtar Corporation.
2.4	Code: the U.S. Internal Revenue Code of 1986, as amended.
2.5	Company: means Domtar Corporation and any of its subsidiaries or affiliated companies.
2.6	Earnings: compensation as defined under the Base U.S. Savings Plan in respect of periods in which the executive is a Member of the Personal Care DC SERP.
2.7	HR Committee: the Human Resources Committee of the Board.
2.8	Management Committee: means the management committee of Domtar Corporation.
2.9	Member: any executives of Domtar Personal Care division as recommended by the Management Committee or its designee as specified in the Appendix.
2.10	Normal Retirement Date: with respect to a Member, the first day of the month coinciding with or immediately following the Member’s sixty-fifth (65th) birthday.
2.11	Notional Investment Options: unless not administratively feasible, the Company shall provide the same notional investment options to Members as are provided under the Base U.S. Savings Plan.

On January 1, 2019, the Member’s Personal Care DC SERP Notional Account shall be notionally invested by the Record-keeper in the notional investment option selected by the Member for the 2018 plan year. Thereafter, the Member may elect to change how the Member’s DC SERP Notional Account is notionally invested by the Record-keeper by making an election as to the proportional allocation between the Notional Investment Options made available by the Company, subject to the terms of the Record-keeping Agreement and any rules prescribed by the Company. The Company shall not be responsible for the performance of the Notional Investment Options offered.

The Company reserves the right to change the Notional Investment Options offered under the Personal Care DC SERP at any time, and from time to time, at its sole discretion.

A Member’s investment directions shall be made on-line, in writing, by phone or in such other manner as may be acceptable to the Company and the Record-keeper, and within the time frame prescribed by the Company. Such directions will continue to be in force until changed by the Member.

DC SERP for Designated Executives of Domtar Personal Care
As in effect on March 31, 2014, amended and restated November 1, 2016, and further on January 1, 2019

In the absence of direction provided by the Member or if the direction does not fully address the entirety of the Member’s Personal Care DC SERP Notional Account, the balance of the Member’s Personal Care DC SERP Notional Account shall, pending receipt of such direction, be notionally invested in the Notional Investment Option that is the same as the default fund under the Base U.S. Savings Plan.

2.12	Notional Return: for a given calendar year prior to 2019, the Annual Credited Notional Return as defined in the Personal Care DC SERP prior to the January 1, 2019 restatement.

For a given calendar year beginning on or after January 1, 2019, for all Members, Notional Return means, with respect to each Personal Care DC SERP Notional Account, the notional interest, notional dividends, notional gains or losses allocated to the Personal Care DC SERP Notional Account during the year based on the Members’ notional investment options. Notional Returns will be allocated through the last day of the month preceding the month in which the value of the Personal Care DC SERP Notional Account is paid.

Notional Returns will be net of all reasonable fees and expenses.

2.13

Personal Care DC SERP Notional Account: shall, at any date whatsoever, be the sum of the notional Annual Contribution Credits, the Notional Returns and the Transferred DC SERP Notional Account, if any, in the name of the Member under the Personal Care DC SERP.

2.14

Record-keeper: means a licensed annuity provider, a trust company or an investment management company, including any combination or successors thereof appointed by the Company to administer the Personal Care DC SERP Notional Accounts.

2.15	Record-keeping Agreement: means any agreement or agreements now or hereafter executed between the Company and the Record-keeper for purposes of this Personal Care DC SERP.
2.16	Section 409A: section 409A of the Code and the rules, regulations and guidance promulgated thereunder.
2.17

Separation from Service: occurs (or a Member Separates from Service) when the Member ceases to be employed by the Company and all entities considered a single employer with the Company under Code Sections 414(b) and (c) as a result of the Member’s death, retirement, or other termination of employment. Whether a Separation from Service takes place is based on all the relevant facts and circumstances and determined in accordance with U.S. Treas. Reg. 1.409A-1(h)(1).

DC SERP for Designated Executives of Domtar Personal Care
As in effect on March 31, 2014, amended and restated November 1, 2016, and further on January 1, 2019

2.18

Transferred DC SERP Notional Account: if applicable, the Member’s DC SERP Notional Account transferred from the DC SERP for Designated executives of Domtar as of the end of the year the Member becomes a Member of the Personal Care DC SERP and cease to participate in the DC SERP for Designated executives of Domtar or upon payment of benefits if earlier.

2.19	U.S. Taxpayer: a Member who
a)	Is a U.S. citizen; or
b)	Is a foreign national/U.S. permanent resident (“green card” holder); or
c)	Is a foreign national who meets the “substantial physical presence” test during an applicable calendar year; or
d)	Is a “dual status” individual and either
i)	Who declares that he is a U.S. Taxpayer (under (a), (b), or (c) above); or
ii)	Who the Company determines is a U.S. Taxpayer (under (a), (b), or (c) above).
e)	Is subject to U.S. federal income tax under the terms of the Canada-United States Tax Convention (1980) and the Protocols in effect thereunder; or
f)	Whose benefits under this Personal Care DC SERP are otherwise subject to taxation in the U.S.

Notwithstanding the foreign Member’s declaration of U.S. Taxpayer status, and unless proven otherwise, if the Company’s payroll, human resources, or other records indicate that the Member is a U.S. Taxpayer, then the Member shall be deemed to be a U.S. Taxpayer for the purposes of the Personal Care DC SERP.

2.20	Year of Service: a Member shall be credited with service in an amount equal to the aggregate of the following (applied without duplication):
a)	years of service as a Member of the DC SERP for Designated executives of Domtar Personal Care; and
b)	years of service as a Member of the DC SERP for Designated Executives of Domtar.

DC SERP for Designated Executives of Domtar Personal Care
As in effect on March 31, 2014, amended and restated November 1, 2016, and further on January 1, 2019

3.	Retirement

A Member who Separates from Service on or after age 55, after completing two (2) Years of Service as a Member, shall receive as soon as practicable from the Company in accordance with the Personal Care DC SERP, a lump sum payment equal to his Personal Care DC SERP Notional Account. Such payment shall be made within 90 days following the six (6) month anniversary of the date of Separation from Service and on the same day that benefits under the DB SERP for Management Committee Members of Domtar are paid to the U.S. Taxpayer, if any.

4.	Non-Vested Termination of Employment

A Member who Separates from Service, for a reason other than death, before completing two (2) Years of Service as a Member is not entitled to any benefit under the Personal Care DC SERP.

5.	Vested Termination

A Member who Separates from Service, for a reason other than death, prior to age 55 after completing two (2) Years of Service as a Member shall receive as soon as practicable from the Company in accordance with the Personal Care DC SERP, a lump sum payment equal to his Personal Care DC SERP Notional Account. Such payment shall be made within 90 days following the six (6) month anniversary of the date of Separation from Service and on the same day that benefits under the DB SERP for Management Committee Members of Domtar are paid, if any.

6.	Death

If a Member Separates from Service by reason of death, his estate shall receive from the Company, in accordance with the Personal Care DC SERP, a lump sum payment equal to his Personal Care DC SERP Notional Account. Any such payment shall be made within 90 days of the date of the Member’s death.

7.	Disability

A Member who is considered disabled under the Base U.S. Savings Plans, and who continues, on that basis, to accrue credited service, or company contributions under such Base U.S. Savings Plans, as the case may be, shall continue to accrue Annual Contribution Credits for the purposes of the Personal Care DC SERP, on the basis of his salary rate at the time his disability began.

Benefits will only be paid from the Personal Care DC SERP upon the Member’s actual Separation from Service, as described in Sections 3, 4, 5 or 6 above, as applicable.

DC SERP for Designated Executives of Domtar Personal Care
As in effect on March 31, 2014, amended and restated November 1, 2016, and further on January 1, 2019

8.	Administration

The HR Committee is responsible for the administration of the Personal Care DC SERP, the supervision of its application and the interpretation of its provisions.

9.	Funding

Benefits under the Personal Care DC SERP are not funded. They are paid from the Company’s general revenues.

10.	Non-Alienation of Benefits

No benefit payable under the provisions of the Personal Care DC SERP shall be in any manner capable of anticipation, surrender, commutation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; nor shall any such benefit be in any manner subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, except as specifically provided in any applicable legislation.

11.	Conflicts or Inconsistencies

In the event of any conflict or inconsistency between the provisions of the Personal Care DC SERP and the provisions of the Base U.S. Savings Plans, the provisions of the Personal Care DC SERP shall prevail.

12.	Amendments

The Company reserves the right to amend or terminate the Personal Care DC SERP at any time. Subject to Section 13.6, no change or termination shall adversely affect any benefits that have accrued up to the effective date of such change, which effective date shall not precede the date on which the change is communicated to the Member. Notwithstanding the foregoing, any amendment to this Personal Care DC SERP which is the result of a change to the Base U.S. Savings Plans shall take effect as of the same date as applicable in respect of the amendment to the Base U.S. Savings Plans.

13.	General Provisions
13.1	Currency

Notwithstanding anything to the contrary herein, all payments under the Personal Care DC SERP shall be in U.S. currency. Any Annual Contribution Credit and any future Notional Returns on such Annual Contribution Credit shall be in U.S. currency.

DC SERP for Designated Executives of Domtar Personal Care
As in effect on March 31, 2014, amended and restated November 1, 2016, and further on January 1, 2019

13.2	Withholding and reporting

All payments under the Personal Care DC SERP are expressed on a pre-tax basis and shall be subject to applicable withholding tax and reporting pursuant to applicable legislation.

13.3	Interpretation

The Personal Care DC SERP shall be interpreted, with respect to a Member, in accordance with the laws of the same jurisdiction as applicable for purposes of the Member’s employment agreement with the Company, which is in force at the relevant time, or in the absence of an employment agreement, with the law of the State of South Carolina for a Member employed in the United States.

13.4	Entire Agreement

Except to the extent expressly contemplated by the HR Committee at the time of adoption of the Personal Care DC SERP, the Personal Care DC SERP supersedes and replaces any and all prior plans, agreements, arrangements or understandings between the Company and the Member regarding any retirement benefits to be provided to the Member in excess of those that may be payable in accordance with the provisions of the Base U.S. Savings Plans.

13.5	Severability

Should any of the provisions of the Personal Care DC SERP and/or conditions be illegal or not enforceable, it or they shall be considered severable and the Personal Care DC SERP and the remaining conditions shall remain in full force and effect and be binding upon the parties as though the said provision or provisions had never been included.

13.6	Enurement

The Personal Care DC SERP shall enure to the benefit of and be binding upon the respective successors of the parties hereto, and the heirs, administrators and legal representatives of the Member.

DC SERP for Designated Executives of Domtar Personal Care
As in effect on March 31, 2014, amended and restated November 1, 2016, and further on January 1, 2019

13.7	Section 409A

Neither the Company nor any of its directors, officers or employees shall have any liability to a Member in the event Section 409A applies to any benefit paid or provided pursuant to the Personal Care DC SERP in a manner that results in adverse tax consequences for the Member or any of his or her beneficiaries or transferees. The HR Committee may unilaterally amend, modify or terminate any benefit provided under the Personal Care DC SERP if it determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A.

13.8Claims Procedure

The HR Committee shall adopt claims procedures, with respect to Members who are U.S. Taxpayers, in accordance with Department of Labor Regulations Section 2560.503-1.

DC SERP for Designated Executives of Domtar Personal Care
As in effect on March 31, 2014, amended and restated November 1, 2016, and further on January 1, 2019

APPENDIX

The percentage set out for the purpose of Section 2.1 for designated executives are as follows:

Name	Percentage	Effective Date
Mike Fagan	11.0%	January 1st 2015
Brad Goodwin	10.0%	March 31, 2014

DC SERP for Designated Executives of Domtar Personal Care
As in effect on March 31, 2014, amended and restated November 1, 2016, and further on January 1, 2019